UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1347 N. Alma School Road

Suite 220

Chandler, Arizona 85224

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Lease Amendment

On March 22, 2017, Everspin Technologies, Inc. (the “Company”) entered into an Amendment No.5 to Lease (the “Fifth Amendment”) with Freescale Semiconductor, Inc. (“Freescale”), effective January 13, 2017, to amend certain provisions of the Lease by and between the Company and Freescale, dated June 5, 2008, as previously amended (the “Original Lease”).

The Fifth Amendment (i) extends the term of the Original Lease through January 28, 2019, (ii) amends the premises covered by the Original Lease to remove laboratory space, decrease fabrication space and expand office space, and (iii) changes the total annual rental rate to $821,342, to increase 4% on June 7, 2017 and each anniversary thereafter.

The foregoing description of the Fifth Amendment is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Fifth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No.5 to Lease, dated as of March 22, 2017 by and between the Company and Freescale Semiconductor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.

Dated: March 28, 2017

	By:	/s/ Phillip LoPresti
Phillip LoPresti
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 5 to Lease, dated as of March 22, 2017 by and between the Company and Freescale Semiconductor, Inc.